UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 30, 2015

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Revised Base Salary and Incentive Compensation Target
On July 30, 2015, the Compensation Committee of the Board of Directors (the "Committee") of On Deck Capital, Inc. (the "Company") approved annual base salary increases and revised incentive compensation targets for the Company's named executive officers, as set forth in the table below. Such annual base salary increases will be effective as of September 1, 2015, and such incentive compensation targets will be in effect for the six-month period beginning July 1, 2015 and ending December 31, 2015.
In making these adjustments, the Committee considered certain subjective factors related to the Company's compensation philosophy and objectives, the peer group benchmarking analysis performed by the Company's independent, third-party compensation consultant, internal compensation parity, as well as the contributions expected from, and the responsibilities of, each named executive officer. The following table sets forth information regarding the approved base salary and the incentive compensation target for each named executive officer.

Named Executive Officer	Title	Annual Base Salary	Incentive Compensation Target
Noah Breslow	Chief Executive Officer	$400,000	$400,000
Howard Katzenberg	Chief Financial Officer	$305,000	$198,250
James Hobson	Chief Operating Officer	$330,000	$247,500

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2015	On Deck Capital, Inc.

/s/ Cory R. Kampfer
Cory R. Kampfer Chief Legal Officer